EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Venture Catalyst Incorporated (the “Company”) for the Quarterly Period Ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Shay, Chief Executive Officer, President and Chief Operating Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ GREG SHAY
Greg Shay
Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)

Dated: November 8, 2006